UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT No. 1 TO FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0542208

(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas 77027
(713) 860 -1500

(Address, including zip code, and telephone number including
Area code, of Registrant’s principal executive offices)

INTEGRATED ELECTRICAL SERVICES, INC.
EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Curt L. Warnock
Senior Vice President, General Counsel and Corporate Secretary

1800 West Loop South, Suite 500
Houston, Texas 77027
(713) 860 -1500

(Address, including zip code, and telephone number including
Area code, of Registrant’s principal executive offices)

THIS POST-EFFECTIVE AMENDMENT TO FORM S-8 REGISTRATION STATEMENT IS BEING FILED SOLELY TO DEREGISTER ALL SHARES OF COMMON STOCK (AND RELATED PLAN INTERESTS) WHICH WERE REGISTERED UNDER THE REGISTRATION STATEMENT AND WHICH HAVE NOT BEEN ISSUED OR SOLD PRIOR TO THE DATE OF FILING HEREOF

Deregistration of Securities

     This Post-Effective Amendment relates to Registration Statement No. 333-112282 registering 1,000,000 shares of common stock for the Integrated Electrical Services, Inc. Employee Stock Purchase Plan ( the “ Plan”). On December 11, 2007, the Board of Directors of Integrated Electrical Services, Inc. terminated the Plan and this Post Effective Amendment to Form S-8 Registration Statement is being filed solely to deregister any and all remaining unissued shares of common stock and plan interests covered by such registration statement as of the termination date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City Houston, State of Texas on February 12, 2008.

INTEGRATED ELECTRICAL SERVICES, INC.

   By: /s/ Curt L. Warnock

_____________________________________

Curt L. Warnock

Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
24.1	Power of Attorney (included in the signature pages hereto)

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Caliel and Curt L. Warnock, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to a Post-Effective Amendment to Integrated Electrical Services, Inc. Registration Statement No. 333-112282 on Form S-8 which registered 1,000,000 shares of Integrated Electrical Services, Inc. common stock for the Integrated Electrical Services, Inc. Employee Stock Purchase Plan, for the purpose of deregistering all shares and plan interests remaining unissued as of the plan’s termination date, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/S/ Michael J. Caliel	Chief Executive Officer and Director	February 12, 2008.
Michael J. Caliel	(Principal Executive Officer)
/S/ Raymond K. Guba	Senior Vice President and Chief Financial Officer	February 12, 2008.
Raymond K. Guba	(Principal Financial Officer)
/S/ Alan O. Gahm	Chief Accounting Officer	February 12, 2008.
Alan O. Gahm	(Principal Accounting Officer)
/S/ Charles H. Beynon	Director	February 12, 2008.
Charles H. Beynon
/S/ Michael J. Hall	Chairman of the Board of Director	February 12, 2008.
Michael J. Hall
/S/ Joseph V. Lash	Director	February 12, 2008.
Joseph V. Lash
/S/ Donald L. Luke	Director	February 12, 2008.
Donald L. Luke
/S/ John E. Welsh, III	Director	February 12, 2008.
John E. Welsh, III